Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amrize Ltd 2025 Omnibus Incentive Plan and Amrize Ltd Employee Stock Purchase Plan of our report dated February 27, 2025, with respect to the combined financial statements of Amrize Ltd included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission.

/s/Ernst & Young AG
Zurich, Switzerland
June 23, 2025